Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form F-4-A1 of our report dated December 7, 2023 relating to the consolidated financial statements of GreenRock Corp. as of December 31, 2022 and 2021 and to all references to our firm included in this registration statement.

We also consent to the reference to us on the cover page and under the captions “Overview of Our Business” and “Experts” in the Registration Statement.

Certified Public Accountants

Lakewood, CO

March 28, 2024